UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 7, 2014

ABM Industries Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York		10176
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 297-0200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2014, ABM Industries Incorporated (the “Company”) elected Winifred M. Webb as a director to fill the vacancy created when Stephen Kadenacy resigned on October 20, 2014. Ms. Webb has been named to the class of directors with terms expiring in 2017. In addition, Ms. Webb has been appointed to the Audit Committee of the Company.

Ms. Webb will receive cash and equity compensation under the Company’s non-employee director compensation policy. For fiscal 2015, this compensation includes an annual grant of RSUs with a grant date value of $110,000, so in connection with her appointment, Ms. Webb will receive a prorated amount of this annual RSU grant, prorated based on length of service from her election to the Board to the next scheduled Annual Meeting of Shareholders.

A copy of the press release announcing the election of Ms. Webb as a director is attached as exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated December 8, 2014, announcing the election of Winifred M. Webb as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: December 9, 2014	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Executive Vice President and
General Counsel

EXHIBIT INDEX

99.1	Press Release issued by ABM Industries Incorporated announcing the election of Winifred M. Webb to the Company’s Board of Directors.